UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 21, 2017, The Procter & Gamble Company distributed the following communication and may in the future send or use the same or substantially similar communications from time to time:

P&G: Stronger & Positioned to Win

Our transformation is working and delivering results for shareholders. Hear David Taylor talk about P&G’s stronger brands, stronger organization and the importance of ensuring no one derails our progress and momentum. SEC Legend: VoteBlue.pg.com

Transcript: We’ve already made many of the changes he advocates-a more focused company, we’re there. A company that has people empowered and accountable, we’re there today. And we’re executing. The last thing we need right now is a reorganization when you’re delivering and improving across almost every element you look-stay the course, execute brilliantly and create value for the short, mid and long term for our shareholders.

P&G Innovation Drives Brand Leadership

Our much stronger portfolio is stacked with high-performance, daily use brands that lead their industries. These market-leading brands are fueled by a deep commitment to consumers and breakthrough, award-winning innovation. SEC Legend: https://voteblue.pg.com/from-the-ceo

Transcript: We listen and understand what consumers need so we stay focused on the consumer and we try to do that better than any of our competitors in every category and in every country we compete in. When we do it well we get rewarded with share growth over time. Today you’re seeing it turn. Two years ago, we had two of our top 20 countries growing or holding, today we have 11 of our top 20 countries growing or holding share. The progress is strong.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.